EXECUTION VERSION

SECOND AMENDMENT TO LOAN AGREEMENT
This Second Amendment to Loan Agreement (this “Amendment”) is dated as of December 21, 2018, by GPIC, Ltd. (“GPIC”) and Rimini Street, Inc. (as successor to GP Investments Acquisition Corp.) (the “Company”).
RECITALS
WHEREAS, GPIC and the Company are parties to that certain Loan Agreement, dated as October 6, 2017, as amended on June 18, 2018 (the “Loan Agreement”), whereby GPIC made a loan to the Company pursuant to the terms and conditions set forth in the Loan Agreement. Capitalized terms used herein but not otherwise defined shall have their respective meaning as set forth in the Loan Agreement.
WHEREAS, GPIC and the Company desire to amend the Loan Agreement pursuant to the terms herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Amendments to the Loan Agreement.
a)      The third paragraph of the Loan Agreement is hereby amended and restated in its entirety as follows:
“From and after July 19 (the date of closing of the private placement of the Company’s 13.00% Series A Redeemable Convertible Preferred Stock), the Loan Amount will bear simple interest at a rate of 13% (or such lower amount that is the maximum interest percentage permitted by applicable law), to be paid as provided herein.
b)     The fourth paragraph of the Loan Agreement is hereby amended and restated in its entirety as follows:
“It is hereby agreed between GPIC and the Company that the Loan Amount, including interest earned thereon, shall become due and payable in installments in accordance with the schedule set forth on Schedule A hereto.”
c)     A new paragraph of the Loan Agreement will be added to state:
“The Company may prepay the Loan Amount in part or whole at any time without penalty (but for the avoidance of doubt, with then accrued interest).”
Except as expressly amended by this Amendment, the Loan Agreement remains unmodified and in full force and effect, and is hereby ratified and confirmed.
2.Miscellaneous. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Copies of this Amendment may be executed and delivered via ‘PDF’ or other electronic means with the same force and effect as originals.

[Signature Pages Follow]

[Signature Page to GPIC Loan Amendment]
IN WITNESS WHEREOF, the undersigned have, intending to be legally bound hereby, have executed this Amendment, as of the date first set forth above.

Rimini Street, Inc.

By:    __________________________
Name: Seth A. Ravin
Title: Chief Executive Officer

103093424.3

GPIC, Ltd.

By:    __________________________
Name:
Title:

Schedule A

[See attached.]